UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2025

RYVYL Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Camino Del Rio North, Suite 1400
San Diego, CA 92108

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (619) 631-8261

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RVYL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Noncompliance with Nasdaq Minimum Bid Price Requirement

On June 12, 2025, RYVYL Inc., a Nevada corporation (the “Company”), received a notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that, because the closing bid price for its common stock has fallen below $1.00 per share for 30 consecutive business days, the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq Global Market under Nasdaq Lising Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

Nasdaq’s notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market and the common stock will continue to trade on The Nasdaq Capital Market under the symbol “RVYL” at this time. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial compliance period of 180 calendar days, or until December 9, 2025, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days prior to December 9, 2025; provided, however, pursuant to Nasdaq Listing Rule 5810 (c)(3)(H), Nasdaq may, in its discretion, require the Company to satisfy the Minimum Bid Price Requirement for a period in excess of ten consecutive business days, but generally not more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance with the Minimum Bid Price Requirement.

If the Company does not regain compliance by December 9, 2025, the Company may be eligible for an additional grace period. To qualify, the Company would be required to meet the continued listing requirements for all other continuing listing standards for the Nasdaq Capital Market, with the exception of the minimum bid price requirement, including regaining compliance with the continuing listing standards mentioned below of which it is currently not in compliance, and provide written notice of its intention to cure the minimum bid price deficiency during the second compliance period. If the Company meets these requirements, the Nasdaq staff will grant an additional 180 calendar days for the Company to regain compliance with the Minimum Bid Price Requirement. If the Nasdaq staff determines that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for such additional compliance period, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. The Company would have the right to appeal a determination to delist its common stock, and the common stock would remain listed on the Nasdaq Capital Market until the completion of the appeal process.

Existing Noncompliance with Nasdaq Continuing Listing Standards

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 11, 2025 (the “April 11th Form 8-K”), on April 8, 2025, the Company received written notice (the “Prior Notice”) from Nasdaq notifying the Company that, based on the Company’s stockholders’ equity of ($1,492,000) as of December 31, 2024, it was no longer in compliance with the minimum stockholders’ equity requirement of $2.5 million for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”). The Notice also provided the Company until May 23, 2025, to submit a compliance plan to Nasdaq, which, if accepted, would result in an extension of up to 180 calendar days from the date of the Prior Notice for the Company to evidence compliance. On May 21, 2025, the Company submitted a compliance plan to Nasdaq to regain compliance with Equity Rule, which was accepted by Nasdaq. For more information on the Company’s noncompliance with the Equity Rule see the April 11th Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of David Montoya as a Director

Effective June 10, 2025, David Montoya resigned as a member of the Board of Directors, including all committee appointments, of RYVYL Inc., a Nevada corporation (the “Company”).

Appointment of Brett Moyer as a Director

On June 12, 2025, the Board appointed Brett Moyer as a director of the Company and member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee to fill the vacancies created by Mr. Montoya’s resignation. Mr. Moyer will serve until the date of the Company’s 2025 Annual Meeting of Shareholders and until his successor is duly elected and qualified.

A brief description of the qualifications and experiences of Mr. Moyer is set forth below:

Brett Moyer has served as a Director since June 2025. Mr. Moyer has served as the Chief Financial Officer of Datavault AI Inc., a data sciences technology company, since December 2024. Mr. Moyer was a founder of WiSA Technologies (“WiSA”) and served as President and Chief Executive Officer of WiSA and Chairperson of its board of directors from August 2010 to December 31, 2024, at which time, it acquired Data Vault Holdings Inc.’s assets and Nathaniel T. Bradley, CEO of Data Vault Holdings, became CEO of the newly named Datavault AI. From August 2002 to July 2010, Mr. Moyer served as president and chief executive officer of Focus Enhancements, Inc., a developer and marketer of proprietary video technology. From February 1986 to May 1997, Mr. Moyer worked at Zenith Electronics Inc. a consumer electronic company, where he had most recently been the vice president and general manager of its Commercial Products Division. Since June 2016, Mr. Moyer has also served as a member of the board of directors of Alliant International University, a private university offering graduate study in psychology, education, business management, law and forensic studies, and bachelor’s degree programs in several fields. From 2003 to December 2015, he served on the board of directors of HotChalk, Inc., a developer of software for the educational market, and from March 2007 to September 2008, he was a member of the board of directors of NeoMagic Corporation, a developer of semiconductor chips and software that enable multimedia applications for handheld devices. Mr. Moyer received a Bachelor of Arts in Economics from Beloit College in Wisconsin and a Master’s of Business Administration with a concentration in finance and accounting from Thunderbird School of Global Management.

Item 7.01 Regulation FD Disclosure

See Item 8.01 (Other Events)

Item 8.01 Other Events

Release from Certain Damages Obligations in Securities Purchase Agreement

As reported in the Company’s Current Report on Form 8-K filed with the SEC on January 24, 2025, on January 23, 2025, in connection with the Company’s securing financing, the Company entered into a stock purchase agreement (the “SPA”) with a purchaser (the “Purchaser”) which provides for the sale to the Purchaser of all of the issued and outstanding shares (the “Ryvyl EU Shares”) of capital stock of the Company’s indirect subsidiary domiciled in Bulgaria, Ryvyl (EU) EAD (“Ryvyl EU”), by Transact Europe Holdings EOOD, the Company’s wholly owned subsidiary, also domiciled in Bulgaria for an aggregate purchase price of $15,000,000. Among other terms included in the SPA, there is a provision that provides that if the Purchaser is unable to close for any reason other than the Company’s breach, including the inability to obtain any regulatory clearances required for such transfer, then the Company is liable for damages in the amount of $16.5 million. In the event that the Purchaser is unable to close on the transfer of the Ryvyl EU Shares, as a result of the Company’s breach, then the Company is liable for damages in an amount equal to the appraised value of the Ryvyl EU Shares.

On June 13, 2025, the Company received a letter from the Purchaser which provides that the Company’s obligation to pay any of such damages, as provided in the SPA, shall cease to apply.

Enhanced Business Plan and Digital Asset LOI

The Company is in the process of consummating the sale of Ryvyl EU. As a result, the Company’s management is actively pursuing steps to enhance its existing business plan (the “Enhanced Plan”). Specifically, the Company has entered into a non-binding letter of intent to acquire an entity with existing technology (the “Acquisition”) that is complementary to the Company’s technology, with a view to acquire digital assets that they expect will support the Enhanced Plan. There are no assurances that the Company will close the Acquisition or that the Enhanced Plan would result in a significant benefit to the Company. The terms of any potential Acquisition would be contingent on certain conditions, including completion of a due diligence review and the negotiation of definitive transaction documents. In addition, the Acquisition and Enhanced Plan would be dependent upon the Company raising a minimum of $100 million which would require shareholder approval of (i) the Acquisition, (ii) a potential increase in the authorized amount of common stock of the Company, and (iii) a potential reverse split of the common stock of the Company.

This information is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report, including exhibits attached herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate” and “continue” or similar words, including statements regarding the Company’s ability to regain compliance with the minimum stockholders’ equity requirement and the Company’s intention to submit a plan to Nasdaq to regain compliance with the minimum stockholders’ equity requirement. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information. Such statements are only predictions and the Company’s actual results may differ materially from those anticipated in these forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, many of which are beyond the Company’s control, which could cause the Company’s actual results to differ materially from those expressed in or implied by these statements.

There may be events in the future that the Company is not able to accurately predict or control. Factors that may cause such differences include, but are not limited to, those discussed under risk factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and other filings filed with the SEC (including its Current Reports on Form 8-K and Quarterly Reports on Form 10-Q), including the risk that the Company may not meet the minimum stockholders’ equity requirement in the required timeframe or, in the future, the risk that the Company may not otherwise meet the requirements for continued listing under the Nasdaq Listing Rules, the risk that Nasdaq may not grant the Company relief from delisting if necessary, and the risk that the Company may not ultimately meet applicable Nasdaq requirements, the regulatory environment in which the Company operates, rapid changes in technology and in the Company’s industry, turmoil in the banking sector with respect to payment-processing and digital asset management, strategic growth opportunities and initiatives, and the Company’s proprietary technology. These statements are also subject to any damages the Company may suffer as a result of previously announced litigation or action of any governmental agencies. Forward-looking statements speak only as of the date they are made. The Company does not assume any obligation to update forward-looking statements as circumstances change. The Company gives no assurance that it will achieve its expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2025	RYVYL Inc.

	By:	/s/ Fredi Nisan
		Name:	Fredi Nisan
		Title:	Chief Executive Officer

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